United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 29, 2011

ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry into a Material Definitive Agreement.

Line of Credit

On December 29, 2011, iSecureTrac Corp. (the “Company”) entered into a Business Loan Agreement (the “Loan Agreement”) with Access Bank of Omaha, Nebraska (the “Bank”) pursuant to which the Bank has made available to the Company an asset-based revolving line of credit of up to $750,000 through December 31, 2012 (the “Line of Credit”).  Borrowings under the Line of Credit are evidenced by a Promissory Note of the Company, dated December 29, 2011 (the “Note”), and are secured by a first priority security interest in substantially all of the assets of the Company pursuant to a Commercial Security Agreement by and between the Company and the Bank, dated December 29, 2011 (the “Security Agreement”).  Borrowings against the Line of Credit will be used, if needed, to meet the Company’s working capital needs from time to time and will be limited to a borrowing base equal to 75% of the Company’s eligible accounts receivable.  The Company has not borrowed any funds under the Line of Credit.

Outstanding borrowings against the Line of Credit will bear interest at a variable rate equal to 2.5% over an index rate representing the prime rate on corporate loans posted by at least 70% of the nations largest banks.  The Company is also required to pay the Bank a quarterly non-use fee of 0.50% per annum on the average annual funds available under the Line of Credit, but will be waived by the Bank for any quarter during which the average borrowings exceed 60% of the funds available.  As a condition to entering the Loan Agreement, the Bank has required Crestpark LP, Inc. (“Crestpark”) to enter into an Intercreditor agreement with the Bank under which Crestpark has agreed to subordinate its security interest in the assets of the Company that collateralizes the $2,000,000 long-term loan made by Crestpark to the Company which is due January 1, 2015.

The foregoing descriptions of the Loan Agreement, Note and Security Agreement are not intended to be complete and are qualified in their entirety by reference to the Loan Agreement, the Note and the Security Agreement, copies of which are attached hereto as Exhibits.

Massachusetts Monitoring Contract

Additionally, on December 28, 2011, the Company executed contract documents extending the term of its monitoring contract with the Commonwealth of Massachusetts from January 4, 2012 to February 29, 2012.

Item 1.02. Termination of a Material Definitive Agreement.

On December 29, 2011, the Company repaid the entire outstanding principal balance of $50,000 and all interest accrued through that date on its short-term note payable to Crestpark.  The principal and accrued interest on the short-term note were paid out of the Company’s operating cash flow.  Under the short-term note, Crestpark had made up to $250,000 available to the Company from time to time through December 30, 2011.  The short-term note payable was terminated as of that date.

Crestpark, as the sole holder of the Company’s Series D Preferred Stock, shares the right to elect a majority of the Company’s Board of Directors.  However, Crestpark has not exercised this right and none of the Company’s current directors have been appointed by Crestpark pursuant to this right.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth under Item 1.01 of this Report, all of which is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this report:

10.1         Business Loan Agreement (Asset Based), dated December 29, 2011, by and between the Company and Access Bank

10.2         Promissory Note, dated December 29, 2011, of the Company to Access Bank

10.3         Commercial Security Agreement, dated December 29, 2011, by and between the Company and Access Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Lincoln Zehr
Lincoln Zehr
Interim Chief Executive Officer

January 5, 2012